UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 14, 2014
Date of Report (Date of Earliest Event Reported)

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31187	870299034
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

6425 Abrams, Ville St- Laurent, Quebec, Canada	H4S 1X9
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 331-7440

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On July 14, 2014, Rajiv Khosla resigned as President and Chief Executive Officer of IntelGenx Technologies Corp. (the “Company”). Dr. Khosla’s resignation results in the termination of the Memorandum of Agreement (the “Agreement”) between IntelGenx Corp, the Company’s wholly owned subsidiary, and Mr. Khosla dated April 23, 2013 and filed with the United States Securities and Exchange Commission as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q dated May 14, 2013.

Item 5.02. Departure of Certain Officers; Appointment of Certain Officers.

Effective July 14, 2014, Dr. Kholsa resigned as the President and Chief Executive Officer and resigned as a director of the Company. The Company’s Board of Directors accepted Dr. Kholsa’s resignation. Dr. Kholsa’s resignation is not the result of any disputes, claims or issues with the Company.

Effective July 15, 2014, the Board of Directors of the Company has appointed Dr. Horst G. Zerbe to serve as the Company’s interim President and Chief Executive Officer until a successor is found.

Dr. Zerbe is the Chairman of the Board, founder, and former President and CEO of IntelGenx. He retired from the positions of President and CEO effective December 31, 2013. However, Dr. Zerbe retained an active role in IntelGenx’ operations throughout the past six and a half months, providing expertise in the areas of research and development, and manufacturing.

Dr. Zerbe (67) has more than 30 years’ experience in the pharmaceutical industry. Dr. Zerbe retired from the positions of President and Chief Executive Officer of IntelGenx effective December 31, 2013, which he held since April 2006. In addition, Dr. Zerbe has served as the President, Chief Executive Officer and Director of IntelGenx Corp., our Canadian Subsidiary, from 2005 until December 31, 2013. From 1998 to 2005, he served as the president of Smartrix Technologies Inc. in Montreal; prior thereto, from 1994 to 1998, he was Vice President of R&D at LTS Lohmann Therapy Systems in West Caldwell, NJ. Dr. Zerbe has extensive executive level experience, and has been responsible for many strategic and business initiatives. Dr. Zerbe has been involved in new drug development and the acquisition and disposition of new drug candidates and other technology, licensing and distribution matters that are likely to affect our company’s own business efforts. He has published numerous scientific papers in recognized journals and holds over 30 patents. Dr. Zerbe is married to Ingrid Zerbe, the Company’s Corporate Secretary.

A Search Committee has been formed by the Board of Directors to begin the search, selection and appointment of a new President and Chief Executive Officer.

Item 8.01 Other Events.

On July 15, 2014, the Company issued a press release announcing the resignation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit	Description
99.1	Press Release dated July 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: July 15, 2014	By: /s/ Horst Zerbe
Horst G. Zerbe
Interim President and Interim Chief
Executive Officer